Volu-Sol, Inc.
                        Stock Option Grant and Agreement

         Volu-Sol, Inc. (the "Company") hereby grants to the Participant an Option to purchase shares of the Company's common stock on the following terms and conditions:

         1. Identifying Provisions. As used in this Option, the following terms shall have the following respective meanings:

                  a.       Participant is ___________________.

                  b.       Date of Grant is ____________________.

                  c.       Number of Covered Shares is ____________________.

                  d.       Exercise Price Per Share is $__________.

         2. Award. This Agreement specifies the terms of the option ("Option") granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price set forth above in Paragraph 1. The Option is not intended to constitute an "incentive stock option" ("ISO") as that term is used in Code section 422.

         3. Date of Exercise. Except as limited by this Agreement, this Option shall become exercisable immediately or at any time prior to the Expiration Date of this Option, whereupon the Option shall expire and may thereafter no longer be exercised.

                  An installment shall not become exercisable on the otherwise applicable vesting date if the Participant's Date of Termination (as defined in Paragraph 8, below) occurs on or before such vesting date. Notwithstanding the foregoing provisions of this Paragraph 3, the Option shall become exercisable with respect to all of the Covered Shares (to the extent it is not then otherwise exercisable) as follows:

                  a. The Option shall become fully exercisable upon the Participant's Date of Termination, if the Date of Termination occurs by reason of the Participant's death or Disability.

                  b. The Option shall become fully exercisable upon a Change in Control, if the Participant's Date of Termination does not occur on or before the Change in Control.

                  c. The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares as to which it was exercisable immediately prior to the Date of Termination, or as to which it became exercisable on the Date of Termination in accordance with this Paragraph 3.

         4. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The Expiration Date shall be the earliest to occur of:

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                  a.       The five-year anniversary of the Grant Date;

                  b. If the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination; or

                  c. If the Participant's Date of Termination occurs for reasons other than death, Disability, or Retirement, the 90-day anniversary of such Date of Termination.

         5. Method of Exercise. Subject to the terms of this Agreement, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of Covered Shares the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Board before the Option is exercised, (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant and acceptable to the Board having an aggregate Fair Market Value (as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

         6. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Board from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock that the Participant already owns.

         7. Transferability. Except as otherwise provided in this Paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of
                  descent  and  distribution,   and  during  the  Participant's
                  life, may be exercised only by the Participant. However, the Participant, with the prior approval of the Board, may transfer the Option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Board may establish, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Board, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" means the

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                  Participant's   spouse,   parents,   children,   stepchildren,
                  adoptive   relationships, sisters, brothers and grandchildren.

         8. Definitions. Capitalized terms in this Agreement shall have the meaning given them in this Agreement. In addition, the following definitions shall apply:

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

                  "Date of Termination" is the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on an authorized leave of absence from the Company or Subsidiary. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

         9. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or
                  substantially  all of the Company's   assets and business.  If
                  any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary in accordance with the provisions of this Agreement. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Board in such form and at such time as the Board shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the participant, any rights that would have been exercisable by the articipant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant
                  has designated a beneficiary but the Designated    Beneficiary
                  dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the
                  Designated   Beneficiary,   and  any  benefits   distributable
                  to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         10. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board of Directors of the Company. Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement is final and binding on all persons.

         11. Not an Employment Contract. The Option does not confer any right on the Participant with respect to continuation of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right

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                  the  Company  or  any  Subsidiary   would  otherwise  have  to
                  terminate or modify the terms of such Participant's employment or other service at any time.

         12. Rights in Stock before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option unless and until such shares have been issued to such person as fully-paid shares.

         13. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its corporate Secretary at its principal offices and any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath the Participant's signature hereto or at such other address as the Participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as before said, registered or certified and deposited postage and registry or certification fees prepaid in a post office or branch post office regularly maintained by the United States Postal Service.

         14. Other Terms. This Agreement has been executed and delivered by the Company in Salt Lake City, Utah and shall be construed and enforced in accordance with the laws of said state, other than any choice of law rules calling for the application of laws of another jurisdiction. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person. If the Company enters into a transaction which is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Board that the Option or any aspect thereof could reasonably be expected to preclude such treatment, then the Board may modify (to the minimum extent required) or revoke (if necessary) the Option or any of the provisions thereof to the extent that the Board determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting.


         IN WITNESS WHEREOF the Company has granted this Option on the Date of Grant specified above.

Volu-Sol, Inc.
5095 West 2100 South
Salt Lake City, Utah 84120


By:      ____________________________________
Its:     President & Chief Executive Officer

Participant:

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                               NOTICE OF EXERCISE

Volu-Sol, Inc.
5095 West 2100 South
Salt Lake City, Utah 84120

Ladies and Gentlemen:

The undersigned hereby elects to purchase, pursuant to the provisions of the Stock Option Agreement and Option held by the undersigned, dated ___________, _________ shares of Stock of Volu-Sol, Inc., a Utah corporation, issuable upon exercise of said Option.

The undersigned hereby represents and warrants that the undersigned is acquiring such stock for his own account and not for resale or with a view to distribution of any part thereof.

The undersigned hereby attaches the purchase price payable for such shares at $______ per share in the form of ____________________________________ (specify cash, check, money order, other securities, etc.).

Dated:

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Signature

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Printed Name

Address:

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(Social Security Number)